Exhibit (e)(6)

THIRD AMENDMENT TO NOVATED

ETF DISTRIBUTION AGREEMENT

This thirdd amendment (this “Amendment”) to the novated ETF distribution agreement dated as of September 30, 2021 (the “Agreement”), is made by and between Exchange Listed Funds Trust (the “Trust”) and Foreside Fund Services, LLC (together with the Trust, the “Parties”) and is effective on October 18, 2023.

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

EXCHANGE LISTED FUNDS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ J. Garrett Stevens	By:	/s/ Teresa Cowan
Name:	J. Garrett Stevens	Name:	Teresa Cowan
Title:	President	Title:	President
Date:	10/4/23	Date:	10.5.23

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of October 18, 2023

FUNDS

Saba Closed-End Funds ETF

Qraft AI-Enhanced U.S. Large Cap ETF

Qraft AI-Enhanced U.S. Large Cap Momentum ETF

Armor US Equity Index ETF

Cabana Target Drawdown 5 ETF

Cabana Target Drawdown 7 ETF

Cabana Target Drawdown 10 ETF

Cabana Target Drawdown 13 ETF

Cabana Target Drawdown 16 ETF

Qraft AI-Enhanced US Next Value ETF

Corbett Road Tactical Opportunity ETF

ETC Gavekal Asia Pacific Government Bond ETF

Cabana Target Leading Sector Conservative ETF

Cabana Target Leading Sector Moderate ETF

Cabana Target Leading Sector Aggressive ETF

Akros Monthly Payout ETF

QRAFT AI-Pilot U.S. Large Cap Dynamic Beta and Income ETF

LG QRAFT AI-Powered U.S. Large Cap Core ETF